UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2013

ALTISOURCE RESIDENTIAL CORPORATION
(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
402 Strand Street
Frederiksted, United States Virgin Islands 00840-3531
(Address of principal executive offices including zip code)

(340) 692-1055
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 27, 2013, Altisource Residential Corporation (the “Company”) issued a press release announcing that it has rescheduled its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) originally scheduled to take place on May 22, 2013. The Annual Meeting was rescheduled to May 29, 2013 at 9:00 a.m., Atlantic Standard Time, at the offices of Altisource Asset Management Corporation, 402 Strand Street, Frederiksted, U.S. Virgin Islands 00840-3531. The Company also announced that it has changed the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting from March 28, 2013 to April 11, 2013.

The Company has set April 8, 2013 as the deadline for its receipt of stockholder proposals submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. In order for a stockholder to submit any such proposal for inclusion in the Company's proxy statement for the Annual Meeting, the proposal must be received by the Secretary of the Company at the address set forth below by the close of business on April 8, 2013. Any such proposal(s) must comply with the requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals.

Timely notice of other stockholder proposals or nominations for election to the Board of Directors (other than for inclusion in our proxy statement) must be received by the Secretary of the Company at the address set forth below by the close of business on April 8, 2013. Any such notice is required to contain specified information and the stockholder must comply with other requirements set forth in the Company's Bylaws.

The address of the Company's Corporate Secretary is:

Altisource Residential Corporation
402 Strand Street
Frederikstead, United States Virgin Islands
00840-3531
c/o: Corporate Secretary

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description
99.1	Press Release, dated March 27, 2013.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Residential Corporation
Date: March 27, 2013	By:	/s/ Stephen H. Gray
Stephen H. Gray General Counsel and Secretary

3